Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY ANNOUNCES PRELIMINARY RESULTS FOR FOURTH QUARTER OF FISCAL 2009

Calabasas Hills, CA — January 12, 2010 — In advance of its presentation today at the Cowen and Company 8th Annual Consumer Conference, The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced preliminary, unaudited revenues and comparable restaurant sales for the fourth quarter of fiscal 2009, which ended on December 29, 2009.

Total unaudited revenues were approximately $401 million in the fourth quarter of fiscal 2009 as compared to $400 million in the prior year fourth quarter.

Comparable restaurant sales decreased 0.9% in the fourth quarter of fiscal 2009 from the fourth quarter of the prior year.  By concept, comparable restaurant sales decreased 0.7% and 3.9% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the fourth quarter of fiscal 2009 from the fourth quarter of the previous year.

“We delivered a strong finish to the year with a significant improvement in comparable restaurant sales relative to the third quarter of fiscal 2009, driven almost entirely by guest traffic.  This is our fourth consecutive quarter of improving comparable restaurant sales, which speaks to our operational execution, highly differentiated concepts and the affinity consumers have for our brands,” said David Overton, Chairman and CEO.

The Company expects to announce final results for the fourth quarter of fiscal 2009 on February 11, 2010.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 160 full-service, casual dining restaurants throughout the U.S., including 146 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit thecheesecakefactory.com.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains preliminary, unaudited financial information and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic conditions; changes in national and regional unemployment rates; the economic health of our landlords and other tenants in shopping centers in which we are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission (SEC), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC and which are available at www.sec.gov.

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